                                                                    Exhibit 99.1

                      IN THE UNITED STATES BANKRUPTCY COURT
                          EASTERN DISTRICT OF MICHIGAN
                                SOUTHERN DIVISION

In re:                                  ) Chapter 11
                                        )
COLLINS & AIKMAN CORPORATION, et al.(1) ) Case No. 05-55927 (SWR)

                                        ) (Jointly Administered)
                Debtors.                )
                                        ) (Tax Identification #13-3489233)
                                        )
                                        ) Honorable Steven W. Rhodes

         ORDER ESTABLISHING PROCEDURES THAT LIMIT CERTAIN TRANSFERS OF,
        OR CLAIMS OF WORTHLESSNESS WITH RESPECT TO, EQUITY INTERESTS IN
                                  THE DEBTORS

     Upon the motion (the "Motion")(2) of the above-captioned debtors (collectively, the "Debtors") for an order establishing procedures that limit certain transfers of, or claims of worthlessness with respect to, equity interests in the Debtors [Docket No. 2336] (the "Order"); it appearing that the relief requested is in the best interest of the Debtors' estates, their creditors and other parties in interest; it appearing that the Court has jurisdiction over this matter pursuant

----------
(1) The Debtors in the jointly administered cases include: Collins & Aikman Corporation; Amco Convertible Fabrics, Inc., Case No. 05-55949; Becker Group, LLC (d/b/a/ Collins & Aikman Premier Mold), Case No. 05-55977; Brut Plastics, Inc., Case No. 05-55957; Collins & Aikman (Gibraltar) Limited, Case No. 05-55989; Collins & Aikman Accessory Mats, Inc. (f/k/a the Akro Corporation), Case No. 05-55952; Collins & Aikman Asset Services, Inc., Case No. 05-55959; Collins & Aikman Automotive (Argentina), Inc. (f/k/a Textron Automotive (Argentina), Inc.), Case No. 05-55965; Collins & Aikman Automotive (Asia), Inc. (f/k/a Textron Automotive (Asia), Inc.), Case No. 05-55991; Collins & Aikman Automotive Exteriors, Inc. (f/k/a Textron Automotive Exteriors, Inc.), Case No. 05-55958; Collins & Aikman Automotive Interiors, Inc. (f/k/a Textron Automotive Interiors, Inc.), Case No. 05-55956; Collins & Aikman Automotive International, Inc., Case No. 05-55980; Collins & Aikman Automotive International Services, Inc. (f/k/a Textron Automotive International Services, Inc.), Case No. 05-55985; Collins & Aikman Automotive Mats, LLC, Case No. 05-55969; Collins & Aikman Automotive Overseas Investment, Inc. (f/k/a Textron Automotive Overseas Investment, Inc.), Case No. 05-55978; Collins & Aikman Automotive Services, LLC, Case No. 05-55981; Collins & Aikman Canada Domestic Holding Company, Case No. 05-55930; Collins & Aikman Carpet & Acoustics (MI), Inc., Case No. 05-55982; Collins & Aikman Carpet & Acoustics (TN), Inc., Case No. 05-55984; Collins & Aikman Development Company, Case No. 05-55943; Collins & Aikman Europe, Inc., Case No. 05-55971; Collins & Aikman Fabrics, Inc. (d/b/a Joan Automotive Industries, Inc.), Case No. 05-55963; Collins & Aikman Intellimold, Inc. (d/b/a M&C Advanced Processes, Inc.), Case No. 05-55976; Collins & Aikman Interiors, Inc., Case No. 05-55970; Collins & Aikman International Corporation, Case No. 05-55951; Collins & Aikman Plastics, Inc., Case No. 05-55960; Collins & Aikman Products Co., Case No. 05-55932; Collins & Aikman Properties, Inc., Case No. 05-55964; Comet Acoustics, Inc., Case No. 05-55972; CW Management Corporation, Case No. 05-55979; Dura Convertible Systems, Inc., Case No. 05-55942; Gamble Development Company, Case No. 05-55974; JPS Automotive, Inc. (d/b/a PACJ, Inc.), Case No. 05-55935; New Baltimore Holdings, LLC, Case No. 05-55992; Owosso Thermal Forming, LLC, Case No. 05-55946; Southwest Laminates, Inc. (d/b/a Southwest Fabric Laminators Inc.), Case No. 05-55948; Wickes Asset Management, Inc., Case No. 05-55962; and Wickes Manufacturing Company, Case No. 05-55968.

(2) Capitalized terms used but not defined herein shall have the same meaning as in the Motion.

to 28 U.S.C. Sections 157 and 1334; it appearing that this proceeding is a core proceeding pursuant to 28 U.S.C. Section 157(b)(2); it appearing that venue of this proceeding and this Motion in this District is proper pursuant to 28 U.S.C. Sections 1408 and 1409; notice of this Motion and the opportunity for a hearing on this Motion was appropriate under the particular circumstances and that no other or further notice need by given; and after due deliberation and sufficient cause appearing therefor, it is hereby ORDERED

          1. The Motion is granted in its entirety.

          2. The relief granted herein is effective as of the date of this Order, as to all purchases, sales or other transfers of the common stock of C&A Corp. or the common or preferred stock of C&A Products, and is effective as of March 8, 2006 as to any declarations of worthlessness of the common stock of C&A Corp. or the common or preferred stock of C&A Products.

          3. Any purchase, sale or other transfer, or any declaration of worthlessness of the common stock of C&A Corp. or the common or preferred stock of C&A Products, in violation of the procedures set forth herein (including the notice requirements set forth in paragraph 4(ii) below) shall be null and void ab initio as an act in violation of the automatic stay.

          4. The following procedure shall apply to trading in common stock of C&A Corp. or the common or preferred stock of C&A Products:

          (i) For purposes of paragraph 4 of the Order: (a) a "Substantial Shareholder" is any person or entity that beneficially owns (i) at least 3.75 million shares of the common or stock of C&A Corp. (representing approximately 4.5% of all issued and outstanding shares) or (ii) at least 4.5% of the issued and outstanding shares of the common or preferred stock of C&A Products; (b) "beneficial ownership" of equity securities includes direct and indirect ownership (e.g., a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries), ownership by such holder's family members and persons acting in concert with such holder to make a coordinated acquisition of stock and ownership of shares that such holder has an option to acquire; and (c) an "option" to acquire stock includes any contingent purchase, warrant, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

          (ii) Any person or entity that currently is a Substantial Shareholder (as defined in paragraph 4(i) of the Order) must file with the Court, and serve upon counsel to the Debtors, a notice of such status, substantially in the form attached to the Motion as EXHIBIT B, on or before 40 days after the date of entry of the Order.

          (iii) Prior to effectuating any transfer of equity securities (including options to acquire stock, as defined in paragraph 4(i) of the Order) that would result in (a) an increase in the amount of common stock of C&A Corp. or common or preferred stock of C&A Products beneficially owned by a Substantial Shareholder or (b) a person or entity becoming a Substantial Shareholder, such Substantial Shareholder or person or entity must file with the Court, and serve upon counsel to the Debtors, an advance written notice, substantially in the form attached to the Motion as EXHIBIT C (a "Notice of Intent to Purchase, Acquire or Otherwise Accumulate"), of the intended transfer of equity securities.

          (iv) Prior to effectuating any transfer of equity securities (including options to acquire stock) that would result in (a) a decrease in the amount of common stock of C&A Corp. or common or preferred stock of C&A Products beneficially owned by a Substantial Shareholder or (b) a person or entity ceasing to be a Substantial Shareholder, such Substantial Shareholder must file with the Court, and serve upon counsel to the Debtors, an advance written notice, substantially in the form attached to the Motion as EXHIBIT D (a "Notice of Intent to Sell, Trade or Otherwise Transfer" and, collectively with a Notice of Intent to Purchase, Acquire or Accumulate, a "Notice of Proposed Transfer"), of the intended transfer of equity securities.

          (v) The Debtors shall have 15 calendar days after receipt of a Notice of Proposed Transfer to file with the Court and serve on such Substantial Shareholder an objection to any proposed transfer of equity securities described in the Notice of Proposed Transfer on the grounds that such transfer may adversely affect the Debtors' ability to utilize their Tax Attributes. If the Debtors file an objection, such transaction will not be effective unless approved by a final and nonappealable order of the Court. If the Debtors do not object within such 15-day period, such transaction may proceed solely as set forth in the Notice of Proposed Transfer. Further transactions within the scope of this paragraph must be the subject of additional notices as set forth herein, with an additional 15-day waiting period.

          5. The following procedure shall apply to claims for tax purposes that common stock of C&A Corp. or the common or preferred stock of C&A Products are worthless:

          (i) For purposes of paragraph 5 of the Order: (a) a "50% Shareholder" is any person or entity that at any time since February 24, 1998, has beneficially owned 50% or more of the common stock of C&A Corp. (currently, at least 41.8 million shares representing 50% of all 83.6 million shares of the common stock of C&A Corp. issued and outstanding as of May 17, 2005) or 50% or more of the common or preferred stock of C&A Products; (b) "beneficial ownership" of equity securities includes direct and indirect ownership (a holding company would be considered to beneficially own all shares owned or acquired by its subsidiaries), ownership by such holder's family members and persons acting in concert with such holder to make a coordinated acquisition of stock and ownership of shares that such holder has an option to acquire; and (c) an "option" to acquire stock includes any contingent purchase, warrant, put, stock subject to risk of forfeiture, contract to acquire stock or similar interest, regardless of whether it is contingent or otherwise not currently exercisable.

          (ii) Any person or entity that currently is or becomes a 50% Shareholder (as such term is defined in paragraph 5(i) of the Order) must file with the Court, and serve upon counsel to the Debtors, a notice of such status, substantially in the form attached to the Motion as EXHIBIT E, on or before the later of
               (a) 40 days after the date of entry of the Order and (b) 10 days after becoming a 50% Shareholder.

          (iii) Prior to filing any federal or state tax return, or any amendment to such a return, claiming any deduction for worthlessness of the common stock of C&A Corp. or the common or preferred stock of C&A Products, for a tax year ending before the emergence of the Debtors from chapter 11 protection, such 50% Shareholder must file with the Court, and serve upon counsel to the Debtors, an advance written notice in substantially the form attached to the Motion as EXHIBIT F (a "Notice of Intent to Claim a Worthless Stock Deduction"), of the intended claim of worthlessness.

          (iv) The Debtors will have 15 calendar days after receipt of a Notice of Intent to Claim a Worthless Stock Deduction to file with the Court and serve on such 50% Shareholder an objection to any proposed claim of worthlessness described in the Notice of Intent to Claim a Worthless Stock Deduction on the grounds that such claim might adversely affect the Debtors' ability to utilize their NOLs. If the Debtors file an objection, the filing of the return with such claim would not be permitted unless approved by a final and nonappealable order of the Court. If the Debtors do not object within such 15-day period, the filing of the return with such claim would be permitted as set forth in the Notice of Intent to Claim a Worthless Stock Deduction. Additional returns within the scope of this paragraph must be the subject of additional notices as set forth herein, with an additional 15-day waiting period.

          6. The Debtors may waive, in writing and in their sole and absolute discretion, any and all restrictions, stays and notification procedures contained in the Order.

          7. The Debtors shall serve a notice of the entry of the Order setting forth the procedures authorized herein substantially in the form attached to the Motion as EXHIBIT G (the "Notice of Order") on (a) the Core Group (as defined in the Case Management Procedures), (b) transfer agents for any class of common stock of C&A Corp., (c) all shareholders of any class of stock of C&A Products, and (d) the Securities and Exchange Commission. The Debtors will promptly publish the Notice of Order in The Wall Street Journal and the Detroit Free Press. No further notice of entry of the Order need be served by the Debtors.

          8. Upon receipt of the Notice of Order, any transfer agent for any stock of C&A Corp. must send such Notice of Order to all holders of C&A Corp. stock in excess of 3.75 million shares registered with such transfer agent no later than 10 days after receipt of the Notice of Order; provided, that if any transfer agent provides the Debtors with the name and addresses of all holders of such stock no later than 10 days after receipt of the Notice of Order, the Debtors shall be required to deliver the Notice of Order to such holders. Any such registered holder must, in turn, provide such Notice of Order to any holder for whose account such registered holder holds such stock in excess of 1.25 million shares no later than 10 days after receipt of the Notice of Order, and so on down the chain of ownership. Additionally, any person or entity or broker or agent acting on their behalf that sells 800,000 shares of the common stock of C&A Corp. (or an option with respect thereto) to another person or entity must provide a copy of the Notice of Order authorizing such procedures to such purchaser or any broker or agent acting on their behalf of such stock.

          9. Unless otherwise ordered by the Court, at least once every three months during the chapter 11 cases, all transfer agents for any stock of C&A Corp. must send the Notice of Order to all holders of such stock in excess of
1.25 million shares registered with such transfer agent; provided, that if any transfer agent provides the Debtors with the name and addresses of all holders of such stock, the Debtors shall deliver the Notice of Order to such holders. Any such registered holder must, in turn, provide such Notice of Order to any holder for whose account such registered holder holds such stock in excess of
1.25 million shares, and so on down the chain of ownership.

          10. Nothing in the Order shall affect (a) any security interest in the stock of Collins & Aikman Products Co. in favor of (i) the DIP Agent, on behalf of the DIP Lenders and (ii) the Pre-Petition Agent, on behalf of the Pre-Petition Lenders, approved under the Final Order Authorizing Debtors to Obtain Post-Petition Financing and Utilize Cash Collateral and Granting Adequate Protection [Docket No. 809] and (b) the enforcement of any such security interest.

          11. The requirements set forth in the Order are in addition to the requirements of Bankruptcy Rule 3002 and all applicable securities, corporate and other laws, and do not excuse compliance therewith.

          12. The Debtors are authorized to take all actions necessary to effectuate the relief granted pursuant to the Order in accordance with the Motion.

          13. The terms and conditions of the Order shall be immediately effective and enforceable upon its entry, except to the extent that they shall be effective as of March 8, 2006 as to any declarations of worthlessness.

          14. The Court retains jurisdiction with respect to all matters arising from or related to the implementation of the Order.


          15.                           /s/ Steven Rhodes
                                        ----------------------------------------
                                        Steven Rhodes
                                        Chief Bankruptcy Judge